Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement Form S-8 pertaining to the 1999 Stock Option Plan of Capital Southwest Corporation of our report dated May 12, 2004, with respect to the consolidated financial statements and schedules of Capital Southwest Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.



                                                         Ernst & Young LLP



August 27, 2004

Dallas, Texas